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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ------------

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 12, 13, OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                  ------------

  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 13, 1994 (JUNE 28,
                                     1994)


                           JPS TEXTILE GROUP, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                   DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            33-58272                                 57-0868166
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  (COMMISSION FILE NUMBER)               (I.R.S. EMPLOYER IDENTIFICATION NO.)

  555 NORTH PLEASANTBURG DRIVE, SUITE 202,
   GREENVILLE, SOUTH CAROLINA                                 29607
  ----------------------------------------           -----------------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                (803) 239-3900
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



================================================================================





                               Page 1 of 12 pages
                       (Exhibit index appears on page 10)


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Item 2.      Acquisition or Disposition of Assets

On June 28, 1994, pursuant to the terms of an Asset Purchase Agreement dated May 25, 1994, by and among JPS Textile Group, Inc. ("JPS" or the "Company"), JPS Auto Inc., a wholly-owned subsidiary of the Company ("Auto"), JPS Converter and Industrial Corp., a wholly-owned subsidiary of the Company ("C&I"), Foamex International Inc. ("Foamex") and JPS Automotive Products Corp., an indirect, wholly-owned subsidiary of Foamex ("Purchaser"), the Company consummated the disposition of its Automotive Assets (as described below) to the Purchaser.

The Automotive Assets consisted of (i) the businesses and assets of Auto and the synthetic industrial fabrics division of C&I, and (ii) the Company's investment in common stock of the managing general partner of Cramerton Automotive Products, L.P. In addition, the Purchaser agreed to assume substantially all of the liabilities and obligations associated with the Automotive Assets.

The purchase price for the Automotive Assets was approximately $276 million, consisting of $264 million of cash paid at closing and $12 million of assumed debt (as of April 30, 1994), subject to certain post-closing adjustments. The purchase price was determined by arms-length negotiations between the parties.

The net cash proceeds from the disposition of the Automotive Assets (after deductions for (i) fees, (ii) other expenses and (iii) amounts designated by management to satisfy possible contingent tax liabilities) are approximately $213 million and such proceeds will be used by the Company to reduce its outstanding indebtedness. Additional information regarding the use of proceeds from the disposition of the Automotive Assets is contained in the press release issued by the Company on June 28, 1994, filed as Exhibit 20.1 hereto and incorporated herein by reference.





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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

             (b) Unaudited Pro Forma Consolidated Condensed Balance Sheet of
                 the Company as of April 30, 1994 reflecting the disposition of Automotive Assets as if the sale occurred as of April 30, 1994. Unaudited Pro Forma Consolidated Condensed Statements of Operations for the six months ended April 30, 1994 and for the year ended October 30, 1993 as if the transaction occurred as of the beginning of the periods indicated.

             (c) Exhibits:

                 20.1     -       Press release issued by the Company on
                                  June 28, 1994.*

                 99.1     -       Asset Purchase Agreement, dated as of May 25,
                                  1994, by and among the Company, Auto, C&I, Purchaser and Foamex.**


___________________________

*        Filed herewith

** Previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending April 30, 1994.





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JPS TEXTILE GROUP, INC.
INTRODUCTION TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(UNAUDITED)


The unaudited Pro Forma Consolidated Condensed Statements of Operations for the six months ended April 30, 1994 and the year ended October 30, 1993 present the results of the continuing operations of JPS Textile Group, Inc. assuming that the sale of the Automotive Assets, as described in item 2 of this report, was consummated as of the beginning of the periods indicated. The statements include all material adjustments necessary to present historical results reflecting these assumptions. The gain for financial accounting purposes, net of taxes thereon, related to the sale of the Automotive Assets is estimated to be approximately $135 million and has not been reflected in the unaudited Pro Forma Consolidated Condensed Statement of Operations.

The unaudited Pro Forma Consolidated Condensed Balance Sheet as of April 30, 1994 assumes that the sale of the Automotive Assets occurred on April 30, 1994. The unaudited Pro Forma Consolidated Condensed Balance Sheet as presented assumes net debt reduction, after the sale of the Automotive Assets, of approximately $215 million, for the reduction of $66 million of bank debt, $102 million of senior secured notes, and $47 million of senior subordinated debt (including related interest accruals). The respective amounts of debt reduction described above are for purposes of presentation of the unaudited Pro Forma Consolidated Condensed Balance Sheet as of April 30, 1994 and do not reflect the actual debt reduction that will occur as described herein. In addition, the pro forma financial information assumes that $39.5 million designated by management to satisfy possible contingent tax liabilities has been invested in long-term investment securities.

The pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the sale of the Automotive Assets had been consummated on the dates indicated. In addition, the pro forma financial information does not purport to be indicative of the results of operations or the financial position of the Company which may be attained in the future.

The pro forma financial information has been prepared by the Company and all calculations have been made based upon assumptions deemed appropriate. Certain of these assumptions are set forth under the Notes to Pro Forma Consolidated Condensed Financial Information. As of the date of this filing, the Company has reasonably completed its quantification of the final accounting for the sale of the Automotive Assets based upon currently available information. Such information may be revised at a later date based upon additional information. The gross proceeds amount is subject to a purchase price adjustment based on audited net assets sold on June 28, 1994. The amount of such purchase price adjustment has been estimated based on unaudited net assets at April 30, 1994 and such purchase price adjustment of approximately $6.4 million has been included in accounts receivable in the accompanying unaudited Pro Forma Consolidated Balance Sheet. Any additional proceeds received as a result of such adjustment will be used to reduce senior subordinated debt. Management does not expect such adjustment to result in a reduction of the gross proceeds.

The pro forma financial information should be read in conjunction with the Company's historical consolidated financial statements and notes thereto in its 1993 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

In the Form 10-Q for the period ended April 30, 1994, filed June 20, 1994, the sale of the Automotive Assets was given discontinued operations treatment in the unaudited Pro Forma Consolidated Condensed Statement of Operations for the six months ended April 30, 1994 (in this Form 8-K, certain previously reported expense amounts were reclassified between income from continuing operations and discontinued operations) and in the April 30, 1994 unaudited Pro Forma Consolidated Condensed Balance Sheet. Accordingly, the historical amounts in this Form 8-K for such periods reflect the discontinued operations treatment. There has not been a prior public filing where the Automotive Assets were given discontinued operations treatment in the unaudited Pro Forma Consolidated Condensed Statement of Operations for the year ended October 30, 1993. Accordingly, the pro forma adjustments to the unaudited Pro Forma Consolidated Condensed Statement of Operations for the year ended October 30, 1993 reflect all adjustments necessary to remove the operating results of the Automotive Assets from those of the Company.





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
JPS TEXTILE GROUP, INC.
PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
APRIL 30, 1994
(In Thousands)

                                                                Pro Forma Adjustments
                                                              -------------------------            Pro
                                               Historical       Auto            Other             Forma
                                               ----------     ----------      ---------        ---------
                                                               (a)
ASSETS

Current Assets
  Cash                                         $    1,220                                      $   1,220
  Accounts receivable                              89,419                     $   6,380 (b)       95,799
  Inventories                                      80,872                                         80,872
  Prepaid expenses and other                        3,239                        (1,618)(c)        1,621
  Net assets held for sale                         90,757     $  (90,757)
                                               ----------     ----------      ---------        ---------
       Total current assets                       265,507        (90,757)         4,762          179,512
  Property, plant and equipment, net              213,288                                        213,288
  Excess of cost over fair value of
     net assets acquired, net                      32,937                                         32,937
  Long-term investments                                                          39,500 (c)       39,500

  Other assets                                      4,562            799          2,500 (c)        4,125
                                                                                 (3,736)(d)
                                               ----------     ----------      ---------        ---------

       TOTAL                                   $  516,294     $  (89,958)     $  43,026        $ 469,362
                                               ==========     ==========      =========        =========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                             $   40,826                                      $  40,826
  Accrued interest                                 16,122     $      192      $  (3,958)(c)       12,356
  Accrued salaries, benefits and withholdings      13,963          1,645         (1,645)(c)       13,963
  Other accrued expenses                           10,867                                         10,867
  Current portion of long-term debt                 8,851                                          8,851
                                               ----------     ----------      ---------        ---------
       Total current liabilities                   90,629          1,837         (5,603)          86,863
  Long-term debt                                  498,570         29,184       (207,484)(c)      320,270
  Other long-term liabilities                      25,327            271                          25,598
                                               ----------     ----------      ---------        ---------
       Total liabilities                          614,526         31,292       (213,087)         432,731
                                               ----------     ----------      ---------        ---------
  Senior redeemable preferred stock                22,635                                         22,635
                                               ----------     ----------      ---------        ---------
  Shareholders' equity (deficit):
     Junior preferred stock                           250                                            250
     Common stock                                      10                                             10
     Additional paid-in capital                    35,149                         6,380 (b)       35,149
     Equity (deficit)                            (156,276)      (121,250)       253,469 (c)      (21,413)
                                                                                 (3,736)(d)
                                               ----------     ----------      ---------        ---------
       Total shareholders' equity (deficit)      (120,867)      (121,250)       256,113           13,996
                                               ----------     ----------      ---------        ---------

         TOTAL                                 $  516,294     $  (89,958)     $  43,026        $ 469,362
                                               ==========     ==========      =========        =========

See notes to pro forma consolidated condensed financial information.





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
JPS TEXTILE GROUP, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE SIX MONTHS ENDED APRIL 30, 1994
(Dollars In Thousands Except Per Share Data)

                                                                Pro Forma Adjustments
                                                              -------------------------            Pro
                                               Historical         Auto          Other             Forma
                                               ----------     ----------      ---------        ----------
                                                                 (a)
Net sales                                      $  285,457                                      $  285,457
Cost of sales                                     247,365                                         247,365
                                               ----------                                      ----------

Gross profit                                       38,092                                          38,092
Selling, general and administrative expenses       32,144                                          32,144
                                               ----------                                      ----------

Income from continuing operations                   5,948                                           5,948
Interest expense, net                              31,157     $    1,297      $ (10,483)(e)        21,971
Other income (expense), net                            42                                              42
                                               ----------     ----------      ---------        ----------

Loss before provision for income taxes and
  income from discontinued operations             (25,167)        (1,297)        10,483           (15,981)
Provision for income taxes                          1,351                           165 (f)         1,516
                                               ----------     ----------      ---------        ----------

Loss before income from discontinued
  operations                                      (26,518)        (1,297)        10,318           (17,497)
Income from discontinued operations                18,382        (18,382)                            -
                                               ----------     ----------      ---------        ----------

Net loss                                           (8,136)       (19,679)        10,318           (17,497)
Senior redeemable preferred stock in-kind
  dividends and discount accretion                  1,627                                           1,627
                                               ----------     ----------      ---------        ----------

Loss applicable to common stock                $   (9,763)    $  (19,679)     $  10,318        $  (19,124)
                                               ==========     ==========      =========        ==========

Weighted average common shares
  outstanding                                   1,000,000                                       1,000,000
                                               ==========                                      ==========

Earnings (loss) per common share:
  Loss before income from discontinued
    operations                                 $   (28.14)    $    (1.30)     $   10.32        $   (19.12)
Income from discontinued operations                 18.38         (18.38)                           -
                                               ----------     ----------      ---------        ----------

    Net loss                                   $    (9.76)    $   (19.68)     $   10.32        $   (19.12)
                                               ==========     ==========      =========        ==========


See notes to pro forma consolidated condensed financial information.





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
JPS TEXTILE GROUP, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE YEAR ENDED OCTOBER 30, 1993
(Dollars In Thousands Except Per Share Data)

                                                               Pro Forma Adjustments
                                                              ----------------------------         Pro
                                               Historical        Auto             Other           Forma
                                               ----------     -----------     ------------     ----------
                                                                    (a)
Net sales                                      $  885,683     $ (287,930)                      $  597,753
Cost of sales                                     750,934       (238,746)                         512,188
                                               ----------     ----------                       ----------

Gross profit                                      134,749        (49,184)                          85,565
Selling, general and administrative expenses       80,209        (20,272)                          59,937
                                               ----------     ----------                       ----------

Income from operations                             54,540        (28,912)                          25,628
Interest expense, net                              65,322           (623)     $ (22,510)(e)        42,189
Minority interest in consolidated subsidiary         (981)           981
Other income (expense), net                        (1,414)           193                           (1,221)
                                               ----------     ----------      ---------        ----------

Loss before provision for income taxes and
  cumulative effect of accounting change          (13,177)       (27,115)        22,510           (17,782)
Provision for income taxes                          2,000           (357)           243 (f)         1,886
                                               ----------     ----------      ---------        ----------

Loss before cumulative effect of
  accounting change                               (15,177)       (26,758)        22,267           (19,668)
Cumulative effect of accounting change              6,654           (938)                           5,716
                                               ----------     ----------      ---------        ----------

Net loss                                          (21,831)       (25,820)        22,267           (25,384)
Senior redeemable preferred stock in-kind
  dividends and discount accretion                  2,863                                           2,863
                                               ----------     ----------      ---------        ----------

Loss applicable to common stock                $  (24,694)    $  (25,820)     $  22,267        $  (28,247)
                                               ==========     ==========      =========        ==========

Weighted average common shares
   outstanding                                  1,000,000                                       1,000,000
                                               ==========                                      ==========

Earnings (loss) per common share:
  Loss before cumulative effect of
    accounting change                          $   (18.04)    $   (26.76)     $   22.27        $   (22.53)
  Cumulative effect of accounting change            (6.65)          0.94                            (5.72)
                                               ----------     ----------      ---------        ----------

    Net loss                                   $   (24.69)    $   (25.82)     $   22.27        $   (28.25)
                                               ==========     ==========      =========        ==========


See notes to pro forma consolidated condensed financial information.





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
JPS TEXTILE GROUP, INC.

NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

(a) To eliminate the net assets held for sale in the April 30, 1994 unaudited Pro Forma Consolidated Condensed Balance Sheet, the effect of the discontinued operations in the unaudited Pro Forma Consolidated Condensed Statement of Operations for the six months ended April 30, 1994 and the effect of the sale of the Automotive Assets in the unaudited Pro Forma Consolidated Condensed Statement of Operations for the year ended October 30, 1993.

(b) To reflect as a receivable the estimated pro forma purchase price adjustment based on the April 30, 1994 unaudited net assets held for sale.

(c)      To reflect debt reduction as follows:  $215 million used to reduce
         $66 million of bank debt, $102 million of senior secured notes and $47 million (carrying value of $43 million net of discounts recorded) of senior subordinated debt (including related accrued interest amounts). The respective amounts of debt reduction described above are for purposes of presentation of the unaudited Pro Forma Consolidated Condensed Balance Sheet as of April 30, 1994 and do not reflect the actual debt reduction that will occur as described herein.
         In addition, $39.5 million was invested in long-term securities and designated by management to be available to satisfy possible contingent tax liabilities. $7.6 million was used to pay taxes and certain expenses of the sale of the Automotive Assets. $1.6 million of fees and expenses of the sale of the Automotive Assets had previously been recorded as a prepaid asset. Certain accrued incentive compensation of $1.6 million was paid as of April 30, 1994.

(d) To reflect the write-off of the unamortized amount of certain debt issuance costs associated with debt that was paid off with the proceeds of the sale of the Automotive Assets.

(e) To reflect reduced interest expense associated with the reduction in long-term debt and interest income on investments.

(f) To reflect an increase in state taxes resulting from the decrease in interest expense described in note (e).





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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           JPS TEXTILE GROUP, INC.

                                           By:  /s/ David H. Taylor
                                              ----------------------------
                                                David H. Taylor
                                                Executive Vice President -
                                                  Finance and Secretary

Date:  July 13, 1994





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                                 Exhibit Index


Exhibit No.               Description of Exhibit

20.1                  Press release issued by the Company on June 28, 1994.*

99.1 Asset Purchase Agreement, dated as of May 25, 1994, by and among the Company, JPS Auto Inc., a Delaware corporation, JPS Converter and Industrial Corp., a Delaware corporation, JPS Automotive Products Corp., a Delaware corporation, and Foamex International Inc., a Delaware corporation.**


______________________

*   Filed herewith

** Previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending April 30, 1994.





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